UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          July 23, 2007 (July 19, 2007)
                Date of Report (Date of earliest event reported)

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                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                      1-4141                   13-1890974
(State or other jurisdiction of  (Commission file number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the
   Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01         Other Events.

On July 19, 2007, in accordance with its authority under the Company's 2004 Non-Employee Director Compensation Plan, the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc., (the "Company"), approved the following adjustments to Non-Employee Director cash compensation:

   o The elimination of board and committee meeting fees, except in the event of an unusual frequency of meetings, in which case a per-meeting fee of $1,500 will be paid to each director attending such extraordinary meetings
   o     An increase in the Director annual retainer to $65,000 from $32,000
   o     The establishment of annual committee member retainers in amounts as follows:
                      - Audit & Finance Committee:  $20,000
                      - Compensation Committee: $10,000
                      - Executive Committee:  $7,500
                      - Governance Committee: $7,500
   o An increase in the annual retainer for the Compensation Committee chair to $10,000 from $8,000

All other terms of cash compensation for the Non-Employee Directors have remained unchanged. The foregoing changes to the Non-Employee Directors' cash compensation are effective July 19, 2007.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 23, 2007


                               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                               By:    /s/ Allan Richards
                                      ---------------------------
                                      Allan Richards, Senior Vice
                                      President & Secretary